Exhibit 99.2

ARC Group Securities Acquisition I Announces Closing of $105,000,000 Initial Public Offering

NEW YORK, August 5, 2026 (GLOBE NEWSWIRE) — ARC Group Securities Acquisition I (the “Company”) today announced closing of its previously announced initial public offering of 10,500,000 units at an offering price of $10.00 per unit, for total gross proceeds of $105,000,000.

The units began trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “FJDIU” on August 4, 2026; separate listings are expected for Class A shares, warrants and rights. Each unit consists of one Class A ordinary share, one redeemable warrant of the Company, and one right to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the units begin separate trading, the Company expects that its Class A ordinary shares, warrants and rights will be listed on Nasdaq under the symbols “FJDI,” “FJDIW” and “FJDIR,” respectively.

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which is referred to herein as its initial business combination. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to identify and acquire a business where it believes its management team’s and its affiliates’ expertise will provide it with a competitive advantage, including technology, healthcare and logistics industries. The Company is led by Ian Hanna, its Chief Executive Officer and Chairman, and Jake Carney, its Chief Financial Officer.

ARC Group Securities LLC acted as Lead Left Bookrunner and as representative of the underwriters of this offering. Clear Street LLC acted as Joint Bookrunner and as Qualified Independent Underwriter of this offering. The underwriters have been granted a 45-day option to purchase up to an additional 1,575,000 units offered by the Company to cover over-allotments, if any.

Lucosky Brookman LLP served as legal counsel to the Company on the initial public offering, and Mourant Ozannes (Cayman) LLP served as Cayman Islands legal counsel to the Company. Hunter Taubman Fischer & Li LLC served as legal counsel to ARC Group Securities LLC.

The public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from ARC Group Securities LLC at 398 S. Mill Avenue, Suite 306, Tempe, AZ 85281, or by email at operations@arc-securities.com. A registration statement on Form S-1 (File No. 333-291302) relating to the securities was declared effective by the U.S. Securities and Exchange Commission on August 3, 2026. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to anticipated use of the net proceeds and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and related prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

ARC Group Securities Acquisition I

398 S. Mill Avenue, Suite 306

Tempe, Arizona 85281

Attn: Ian Hanna

Chief Executive Officer & Chairman

(928) 625-0928